Exhibit 107

Calculation of Filing Fee Table

Form S-3
(Form Type)

Hydrofarm Holdings Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $0.0001 par value per share	457(o)	(1)	(2)	(2)	0.00013810	-	-	-	-	-
	Equity	Preferred stock $0.0001 par value per share	457(o)	(1)	(2)	(2)	0.00013810	-	-	-	-	-
	Equity	Warrants of Hydrofarm Holdings Group, Inc.	457(o)	(1)	(2)	(2)	0.00013810	-	-	-	-	-
	Other	Units of Hydrofarm Holdings Group, Inc.	457(o)	(1)	(2)	(2)	0.00013810	-	-	-	-	-

	Other	Rights of Hydrofarm Holdings Group, Inc.	457(o)	(1)	(2)	(2)	0.00013810	-	-	-	-	-
	Debt	Debt securities of Hydrofarm Holdings Group, Inc.	457(o)	(1)	(2)	(2)	0.00013810	-	-	-	-	-
	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	457(o)	(1)	(2)	$50,000,000.00(3)	0.00013810	$6,905.00	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-
	Total Offering Amounts					$50,000,000.00(3)	0.00013810	$6,905.00
	Total Fees Previously Paid							-
	Total Fee Offsets							$6,905.00
	Net Fee Due							-

Table 2: Fee Offset Claims and Sources

Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)

Fee Offset Claims	Hydrofarm Holdings Group, Inc.	Form S-3	333-268270	11/9/22	-	$6,905.00	Equity	Unallocated (Universal Shelf)(4)	Unallocated (Universal Shelf)(4)	Unallocated (Universal Shelf)(4)
Fee Offset Sources	Hydrofarm Holdings Group, Inc.	Form S-3	333-268270	-	11/9/22	-	-	-	-	-	$6,905.00

(1)	An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(2)
The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3 under the Securities Act.

(3)
The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $50,000,000.

(4)
Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting $6,905 of the fee associated with this registration statement from the fee previously paid by the registrant associated with the unsold securities registered under the registrant’s prior unallocated (universal) shelf registration statement on Form S-3 of its common stock, preferred stock, debt securities, warrants, rights and units filed on November 9, 2022 (File No. 333-268270) (the “Prior Registration Statement”). The registrant registered $100,000,000 of securities under the Prior Registration Statement, paid a fee of $11,020 in connection with it and none of the securities were issued thereunder. All securities under the Prior Registration Statement were unsold and are immediately deemed deregistered upon the filing of this registration statement.